Exhibit 10.15

Summary of Non-Employee Director Compensation

Set forth below is a summary of the compensation payable to each non-employee member of the Board of Directors of Movie Gallery, Inc., effective May 20, 2008.

•	Each non-employee member of the Board of Directors shall receive an annual director’s fee of $48,000, payable quarterly.

•	Each non-employee member of the Board of Directors shall receive a meeting fee of $2,000 per meeting, irrespective of whether the meeting is in person or telephonic.

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The chairman of the audit committee shall receive a chairman’s fee of $20,000 per year, payable quarterly, and each member of the audit committee shall receive a meeting fee of $2,000 per audit committee meeting, irrespective of whether the meeting is in person or telephonic.

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The chairman of the compensation committee shall receive a chairman’s fee of $10,000 per year, payable quarterly, and each member of the compensation committee shall receive a meeting fee of $2,000 per compensation committee meeting, irrespective of whether the meeting is in person or telephonic.